Exhibit 99.1

FOR IMMEDIATE RELEASE:

September 17, 2009

Media Contact:

Roger Johnson, Overstock.com, Inc.

+1 (801) 947-4430

rojohnson@overstock.com

Investor Contact:

Kevin Moon, Overstock.com, Inc.

+1 (801) 947-3282

kmoon@overstock.com

Overstock.com Announces Receipt of Another SEC Subpoena

SALT LAKE CITY, September 17, 2009 — Overstock.com, Inc. (Nasdaq: OSTK) announced today that it has received a notice dated September 15, 2009 from the Securities and Exchange Commission stating that the Commission is conducting an investigation concerning Overstock’s previously-announced restatements of its financial statements in 2006 and 2008 and other matters.  The subpoena accompanying the notice covers documents related to the restatements and also to Overstock’s billings to its partners in the fourth quarter of 2008 and related collections, and Overstock’s accounting for and implementation of software relating to its accounting for customer refunds and credits, including offsets to partners, and related matters.  Overstock intends to cooperate fully with the investigation.

“All of the matters that are the subject of the subpoena have been thoroughly disclosed and we are disappointed, given the extensive public disclosures Overstock has previously made, that the SEC, given all of the challenges it faces, has apparently chosen to expend time and resources on another investigation of Overstock,” said Overstock.com Chairman and CEO Patrick Byrne.  “Rest assured, I will continue to speak out as I have on the shortcomings of our financial regulatory system.”

About Overstock.com

Overstock.com, Inc. is an online retailer offering brand-name merchandise at discount prices. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory distribution channel. Overstock.com, headquartered in Salt Lake City, is a publicly traded company listed on the NASDAQ Global Market System and can be found online at http://www.overstock.com. Overstock.com regularly posts information about the company and other related matters on its website under the heading “Investor Relations.”

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Overstock.com(R) is a registered trademark of Overstock.com, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Our Form 10-K/A for the year ended December 31, 2008, our subsequent quarterly reports on Form 10-Q, or any amendments thereto, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in any of our projections, estimates or forward-looking statements.